                                GOLD KIST INC.
                     RATIO OF NET MARGINS TO FIXED CHARGES
                    For the Five Years Ended June 27, 1998
                         (Dollar Amounts in Thousands)

                                                                  1994      1995     1996     1997      1998
                                                                -------   -------  -------  -------   --------
Fixed Charges:
   Debt interest                                                $ 2,788    5,562     6,477   10,666     26,910
   Interest portion of rents                                      3,764    3,877     3,755    4,920     10,954
                                                                -------   -------  -------  -------   --------
      Total                                                     $ 6,552     9,439   10,232   15,586     37,864
                                                                =======   =======  =======  =======   ========
Margins (loss) from continuing operations before
   income taxes, minority interest and cumulative
   effect of change in accounting principle                     $47,153    19,210   56,885    8,605    (92,159)

Deduct: Equity in Gain (Loss) of less than
                 50% owned affiliates                              (453)      (21)   1,621    4,855      4,674
Add:  Earnings distributed by less than
                 50% owned partnership                            1,770       653      697        0      5,807
                                                                -------   -------  -------  -------   --------
                                                                $49,376   $19,884  $55,961  $ 3,750   $(91,026)
Fixed charges                                                     6,552     9,439   10,232   15,586     37,864
                                                                -------   -------  -------  -------   --------
      Subtotal                                                   55,928    29,323   66,193   19,336    (53,162)
Divided by fixed charges                                          6,552     9,439   10,232   15,586     37,864
                                                                -------   -------  -------  -------   --------
      Ratio                                                        8.54      3.11     6.47     1.24      (1.40)
                                                                =======   =======  =======  =======   ========